Callidus Software Announces Third Quarter 2010 Results

Revenues of $18.5 Million; Recurring Revenues Up 18% Year on Year; Signed 21 On Demand Deals in the Quarter

PLEASANTON, CA -- (Marketwire - October 28, 2010) - Callidus Software Inc. (NASDAQ: CALD), the leader in Sales Performance Management (SPM), today announced financial results for the third quarter ended September 30, 2010.

"I was pleased with our profitable growth in Q3," said Leslie Stretch, president and CEO, Callidus Software. "We signed 21 On Demand deals in the quarter and several license transactions in emerging markets, reflecting improving demand and a better business climate in key regions. We added to our SaaS Sales Talent Lifecycle Management suite with the addition of Callidus Onboarding for the Extended Enterprise and we continued to strengthen the performance of our services business. We again managed operating expenses carefully. We believe our control of costs and focus on recurring revenues together with our broadened solution portfolio sets us up for sustained growth and profitability going forward."

Total third quarter revenues of $18.5 million represented an increase of 6% compared to the same quarter last year. In addition, revenues were up 8% compared to the second quarter this year. Recurring revenues, which include subscription and support, were $13.2 million, an increase of 18% compared to the same quarter last year. Recurring revenues now contribute 72% of total revenues, up from 64% in the same quarter last year.

Third quarter services revenues were $3.6 million, down 33% from the same quarter last year, and up 3% from the second quarter of 2010. The services business returned to gross margin profitability in Q3. Third quarter license revenues were $1.6 million, up from both the third quarter of 2009 and second quarter of 2010, reflecting ratable recognition of licenses signed earlier in the year as well as solid results in our Latin America and Asia Pacific business, which is based on a perpetual license model.

Progress in our Services business gross margin combined with the high license gross margins helped drive an overall third quarter gross margin of 46%, up from 37% for the third quarter of 2009 and 40% for the second quarter of 2010. GAAP Operating expenses of $10.0 million for the quarter were down $3.0 million or 23% from the same quarter in 2009 and down $0.5 million or 5% from the prior quarter.

Third quarter GAAP net loss was $1.6 million, or ($0.05) per share, which included $0.5 million of restructuring expense, $1.4 million of stock-based compensation expense, and $0.2 million of amortization of acquired intangible assets. This compares to GAAP net loss of $6.7 million, or ($0.22) per share, for the third quarter of 2009, which included $2.0 million of restructuring expense, $1.0 million of stock-based compensation expense and $0.1 million of amortization of acquired intangible assets.

Third quarter non-GAAP net income was $0.4 million or $0.01 per share, compared to a non-GAAP net loss of $3.6 million, or ($0.12) per share, for the same period last year and a non-GAAP loss of $1.2 million or ($0.04) per share in the prior quarter. Non-GAAP net income and loss excludes restructuring expense, stock-based compensation expense, and amortization of acquired intangible assets. Non-GAAP operating expenses for the third quarter of $8.3 million were down $1.9 million or approximately 18% from the same quarter in 2009 and flat compared to the prior quarter. Non-GAAP operating expenses exclude restructuring expense, stock-based compensation expense, and amortization of acquired intangible assets.

Cash and investments totaled $27.8 million at September 30, 2010, a decrease of $1.9 million from June 30, 2010. Cash generated from operations was $0.1 million for the 9 months ended September 30, 2010 as compared to cash used in operations of $2.2 million in the same 9 months of 2009. Total deferred revenue of $28.8 million is up $6.7 million since year end and down $0.5 million from the prior quarter.

Recent Business Highlights

  Solutions: Callidus launched the newest addition to its On Demand SPM suite with Callidus Onboarding. With this new SaaS solution, Callidus now enables businesses to target, communicate with, and rapidly onboard sales professionals and independent channel partners as part of a comprehensive sales talent management solution that includes licensing and appointing, goal setting, pay for performance, and coaching. The new solution has already been successfully implemented at one of the nation's largest providers of healthcare insurance programs.
  Industry Recognition: Callidus announced a new research study conducted by the Aberdeen Group. The study, derived from Aberdeen's "Sales Performance Management: Getting Everyone on the Same Page" August 2010 report, finds that Callidus customers significantly outperform the best-in-class sales organizations on specific key sales effectiveness metrics. In the quarter, Callidus also received a "leader" rating in a new Forrester Research study "HRM Solutions: Traditional Models Clash with Next-Generation Processes and Technology." Callidus also ranked in the Software Magazine's Software 500 ranking of the world's largest software and service providers for the sixth consecutive year, and was named among an elite group of 40 vendors to watch during 2010 by Information Management Magazine.
  Events: Callidus hosted its first European Sales Performance Management conference in London, UK, and hosted its annual High Technology customer conference in the quarter.

Financial Outlook

  Total revenues for the fourth quarter of 2010 are expected to be between $18 million and $19 million representing between 17% and 23% Year on Year growth.
  GAAP operating expenses, including stock-based compensation expenses of approximately $1.7 million, are expected to be between $9.9 million and $10.9 million in the fourth quarter of 2010.

Conference Call

A conference call to discuss the third quarter 2010 results and outlook is scheduled for 1:30 p.m. Pacific Time (PT) today. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=146634&eventID=3409081. To participate in the call via telephone, the dial-in number will be: (800) 591-6942(international: +1 (617) 614-4909, passcode 29975139.

A webcast replay will be available after 3:30 p.m. PT on October 28, 2010 through November 5, 2010. The webcast replay will be available at the Investor Relations section of our website under Calendar of Events.

About Callidus Software®

Callidus Software (NASDAQ: CALD) is the market and technology leader in Sales Performance Management (SPM). Callidus customers gain a competitive advantage by maximizing sales cost efficiencies and driving improvements in sales effectiveness. Our award-winning Software-as-a-Service (SaaS) applications set the standard for performance management of a company's sales force and channel partners. Over 2 million employees and channel partners have their performance managed by Callidus Software. For more information, please visit www.callidussoftware.com

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including estimates of fourth quarter 2010 total revenues, operating expenses and stock-based compensation expense reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, increased legal expense related to pending litigation, uncertainty regarding purchasing trends in the SPM market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, uncertainty regarding the demand for and profitability of our on-demand services, increased competition or new entrants in the marketplace, and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K for 2009 and Form 10-Q for the first and second quarters of 2010, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 925-251-2248, or from the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

Callidus has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP operating expense, income (loss) from operations, net loss and net loss per share. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense pursuant to SFAS 123(R), restructuring expense and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

© 1997-2010 Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, and TrueComp Manager are trademarks, servicemarks, or registered trademarks of Callidus Software Inc. in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                          CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (In thousands, except for per share data)
                                (unaudited)

                                 Three months ended    Nine months ended
                                   September 30,         September 30,
                                --------------------  --------------------
                                  2010       2009       2010       2009
                                ---------  ---------  ---------  ---------

Revenues:
  Recurring                     $  13,231  $  11,170  $  38,783  $  34,669
  Services                          3,600      5,349     10,734     25,958
  License                           1,638        872      2,254      5,034
                                ---------  ---------  ---------  ---------
    Total revenues                 18,469     17,391     51,771     65,661

Cost of revenues:
  Recurring (1)                     6,664      5,711     19,198     16,912
  Services (1) (2)                  3,306      5,054     11,763     22,034
  License                              92        214        290        656
                                ---------  ---------  ---------  ---------

    Total cost of revenues         10,062     10,979     31,251     39,602
                                ---------  ---------  ---------  ---------

Gross profit                        8,407      6,412     20,520     26,059

Operating expenses:
  Sales and marketing (1) (2)       3,537      4,586     12,174     15,892
  Research and development (1)      2,524      3,397      8,088     10,871
  General and administrative
   (1)                              3,511      3,072     10,371      9,322
  Restructuring                       450      1,973      1,620      2,778
                                ---------  ---------  ---------  ---------
    Total operating expenses       10,022     13,028     32,253     38,863
                                ---------  ---------  ---------  ---------

Operating loss                     (1,615)    (6,616)   (11,733)   (12,804)

Interest and other income
 (expense), net                        79         49        (14)       239
                                ---------  ---------  ---------  ---------

Loss before provision (benefit)
 for income taxes                  (1,536)    (6,567)   (11,747)   (12,565)

Provision (benefit) for income
 taxes                                 51        173       (462)       319
                                ---------  ---------  ---------  ---------

Net loss                        $  (1,587) $  (6,740) $ (11,285) $ (12,884)
                                =========  =========  =========  =========

Basic and diluted net loss per
 share                          $   (0.05) $   (0.22) $   (0.36) $   (0.43)
                                =========  =========  =========  =========

Shares used in basic and
 diluted per share computation     31,546     30,205     31,267     29,901
                                =========  =========  =========  =========

(1) Stock-based compensation
 included in amounts above by
 category:

  Cost of recurring revenues          157        108        394        402
  Cost of services revenues           157        185        599        441
  Sales and marketing                 180        221        760        795
  Research and development            245        181        712        590
  General and administrative          661        310      2,190        989
                                ---------  ---------  ---------  ---------
    Total stock-based
     compensation               $   1,400  $   1,005  $   4,655  $   3,217
                                =========  =========  =========  =========

(2) Acquisition related asset
 amortization                   $     157  $     125  $     473  $     438

                          CALLIDUS SOFTWARE INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS

                              (In thousands)
                                (unaudited)

                                              September 30,  December 31,
                                                  2010           2009
                                              -------------  -------------
Assets

Current assets:
  Cash and cash equivalents                   $      10,729  $      11,565
  Short-term investments                             16,168         21,985
  Accounts receivable, net                           16,748         12,715
  Deferred income taxes                                 170            170
  Prepaid and other current assets                    5,044          3,872
                                              -------------  -------------

        Total current assets                         48,859         50,307

Long-term investments                                   945          1,142
Property and equipment, net                           6,566          4,355
Goodwill                                              8,054          5,528
Intangible assets, net                                5,067          2,993
Deferred income taxes, noncurrent                     1,255          1,255
Deposits and other assets                             1,947            679
                                              -------------  -------------

        Total assets                          $      72,693  $      66,259
                                              =============  =============

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                            $       3,405  $       3,407
  Accrued payroll and related expenses                3,380          3,929
  Accrued expenses                                    6,946          3,219
  Deferred income taxes                               1,229          1,229
  Deferred revenue                                   24,482         21,440
  Capital lease obligations, short-term                 526              -
                                              -------------  -------------
        Total current liabilities                    39,968         33,224

Long-term deferred revenue                            4,305            668
Other liabilities                                     1,634          1,136
Capital lease obligations, long-term                    944              -
                                              -------------  -------------

        Total liabilities                            46,851         35,028
                                              -------------  -------------

Stockholders' equity:
  Common stock                                           31             30
  Additional paid-in capital                        218,256        212,435
  Deferred compensation                                 333              -
  Accumulated other comprehensive income                (15)           244
  Accumulated deficit                              (192,763)      (181,478)
                                              -------------  -------------

        Total stockholders' equity                   25,842         31,231
                                              -------------  -------------

        Total liabilities and stockholders'
         equity                               $      72,693  $      66,259
                                              =============  =============

                          CALLIDUS SOFTWARE INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                              (In thousands)
                                (unaudited)

                                                       Nine months ended
                                                          September 30,
                                                      ---------  ---------
                                                        2010       2009
                                                      ---------  ---------

Cash flows from operating activities:
  Net loss                                            $ (11,285) $ (12,884)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
    Depreciation expense                                  1,731      2,184
    Amortization of intangible assets                     1,916      1,450
    Provision for doubtful accounts and service
     remediation reserves                                   137       (128)
    Stock-based compensation                              4,322      3,217
    Stock-based compensation related to acquisition
     contingent consideration                               333          -
    Revaluation of acquisition contingent
     consideration                                           63          -
    Release of valuation allowance                         (614)         -
    Leasehold improvement allowance                         961          -
    Net amortization on investments                         166         32
    Put option loss                                          52        387
    Gain on investments classified as trading
     securities                                            (118)      (472)
    Changes in operating assets and liabilities:
      Accounts receivable                                (3,155)    10,921
      Prepaid and other current assets                   (1,235)       610
      Other assets                                         (674)       232
      Accounts payable                                       46        (57)
      Accrued expenses                                    1,076     (2,252)
      Accrued payroll and related expenses                 (540)    (1,640)
      Accrued restructuring                                 251       (417)
      Deferred revenue                                    6,547     (3,542)
      Deferred income taxes                                 128        111
                                                      ---------  ---------
        Net cash provided by (used in) operating
         activities                                         108     (2,248)
                                                      ---------  ---------

Cash flows from investing activities:
  Purchases of investments                              (13,432)   (18,311)
  Proceeds from maturities and sale of investments       19,184      9,670
  Purchases of property and equipment                    (2,632)    (1,554)
  Proceeds from disposal of property and equipment           19          -
  Purchases of intangible assets                         (1,668)    (1,487)
  Acquisition, net of cash acquired                      (1,922)       (14)
  Change in restricted cash                                (600)       202
                                                      ---------  ---------
        Net cash used in investing activities            (1,051)   (11,494)
                                                      ---------  ---------

Cash flows from financing activities:
  Net proceeds from issuance of common stock              1,407      1,719
  Repurchases of stock                                        -       (742)
  Repurchase of common stock from employees for
   payment of taxes on vesting of restricted stock
   units                                                   (363)      (372)
  Repayment of debt assumed through acquisition            (899)         -
                                                      ---------  ---------
        Net cash provided by financing activities           145        605
                                                      ---------  ---------
Effect of exchange rates on cash and cash equivalents       (38)        55
                                                      ---------  ---------
Net decrease in cash and cash equivalents                  (836)   (13,082)
Cash and cash equivalents at beginning of period         11,565     35,390
                                                      ---------  ---------
Cash and cash equivalents at end of period            $  10,729  $  22,308
                                                      =========  =========

                          CALLIDUS SOFTWARE INC.
          RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

        (In thousands, except for percentages and per share data)
                                (unaudited)

                              Three months ended      Nine months ended
                                 September 30,          September 30,
                            ----------------------  ----------------------
                               2010        2009        2010        2009
                            ----------  ----------  ----------  ----------
Non-GAAP operating expense
 reconciliation:

Operating expenses          $   10,022  $   13,028  $   32,253  $   38,863
    Operating expenses, as
     a % of total revenues          54%         75%         62%         59%
Add back:
    Non-cash stock-based
     compensation           $   (1,086) $     (712) $   (3,662) $   (2,374)
    Non-cash amortization
     of acquired intangible
     assets                       (157)       (125)       (473)       (250)
    Restructuring                 (450)     (1,973)     (1,620)     (2,778)
                            ----------  ----------  ----------  ----------
Non-GAAP Operating Expenses $    8,329  $   10,218  $   26,498  $   33,461
                            ----------  ----------  ----------  ----------
    Non-GAAP Operating
     expenses, as a % of
     total revenues                 45%         59%         51%         51%

Non-GAAP operating income
 (loss) reconciliation:

Operating income (loss)     $   (1,615) $   (6,616) $  (11,733) $  (12,804)
    Operating income
     (loss), as a % of
     total revenues                 -9%        -38%        -23%        -20%
Add back:
    Non-cash stock-based
     compensation           $    1,400  $    1,005  $    4,655  $    3,217
    Non-cash amortization
     of acquired intangible
     assets                        157         125         473         438
    Restructuring                  450       1,973       1,620       2,778
                            ----------  ----------  ----------  ----------
Non-GAAP Operating income
 (loss)                     $      392  $   (3,513) $   (4,985) $   (6,371)
                            ----------  ----------  ----------  ----------
    Non-GAAP Operating
     income (loss), as a %
     of total revenues               2%        -20%        -10%        -10%

Non-GAAP net income (loss)
 reconciliation:

Net income (loss)           $   (1,587) $   (6,740) $  (11,285) $  (12,884)
    Net income (loss), as a
     % of total revenues            -9%        -39%        -22%        -20%
Add back:
    Non-cash stock-based
     compensation           $    1,400  $    1,005  $    4,655  $    3,217
    Non-cash amortization
     of acquired intangible
     assets                        157         125         473         438
    Restructuring                  450       1,973       1,620       2,778
                            ----------  ----------  ----------  ----------
Non-GAAP Net income (loss)  $      420  $   (3,637) $   (4,537) $   (6,451)
                            ----------  ----------  ----------  ----------
    Non-GAAP Net income
     (loss), as a % of
     total revenues                  2%        -21%         -9%        -10%

Non-GAAP net income (loss)
 per share reconciliation:

Net income (loss) per basic
 and diluted share          $    (0.05) $    (0.22) $    (0.36) $    (0.43)
Add back:
    Non-cash stock-based
     compensation                 0.04        0.03        0.15        0.12
    Non-cash amortization
     of acquired intangible
     assets                       0.01        0.01        0.01        0.01
    Restructuring                 0.01        0.06        0.05        0.08
Non-GAAP net income (loss)
 per basic and diluted      ----------  ----------  ----------  ----------
 share                      $     0.01  $    (0.12) $    (0.15) $    (0.22)
                            ----------  ----------  ----------  ----------

Shares used in calculation
 of GAAP and Non-GAAP net
 income (loss) per share:

                            ----------  ----------  ----------  ----------
    Basic and diluted           31,546      30,205      31,267      29,901
                            ----------  ----------  ----------  ----------

Investor Relations Contact:
Ron Fior
925-251-2205
ir@callidussoftware.com

Press Contact:
Lorna Heynike
925-251-2207
pr@callidussoftware.com